UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

IMPORTANT ADDITIONAL INFORMATION

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

On August 11, 2014, Bob Evans Farms, Inc. (“Bob Evans” or “Company”) issued a press release. A complete copy of the press release is included on the following pages.

Three Major Proxy Advisory Services Concur in Not Recommending a Change in Control at Bob Evans

Glass Lewis Does Not Recommend Ceding Control of the Bob Evans Board to Sandell Nominees

Bob Evans Board Strongly Disagrees with Glass Lewis Recommendation for a 50/50 Board Split

NEW ALBANY, OHIO, August 11, 2014 – The Board of Directors of Bob Evans Farms, Inc., (NASDAQ: BOBE) said today it is pleased that Glass Lewis, like the other advisory services, ISS and Egan Jones, did not recommend in favor of giving Sandell Asset Management’s nominees Board control at the Company’s annual meeting on August 20th. It said, however, that it strongly disagrees with the Glass Lewis recommendation that would result in a 50/50 Board split.

“We are pleased that a third advisory service has concurred in not recommending that Sandell Asset Management nominees take control of the Board,” said Bob Evans Lead Independent Director Michael Gasser. “We are nevertheless concerned that splitting the Board down the middle, as suggested by Glass Lewis, would create the potential for a sharply divided Board that would be challenged to agree on the best strategy and direction for the Company. By contrast, a Board comprised of the 10 directors nominated by the Board and two directors from among the nominees put forward by Sandell, as proposed by the Company’s Board, would result in a highly qualified independent Board that would remain open-minded and continue to consider all options to enhance shareholder value in a prudent and responsible way.

“By voting the WHITE proxy card to elect the Board’s nominees, stockholders can affirmatively reject Sandell’s efforts to give control of the Board to his hand-selected nominees. We strongly urge stockholders to ensure that Sandell’s nominees do not gain Board control by submitting their voting instructions on the WHITE proxy card “FOR ALL” of the Company’s nominees to the Board.

“For the past year, Sandell has pushed what we believe is a short-sighted unsustainable economic agenda, with demands that include: 1) the divestiture of BEF Foods now – before the Company can fully realize the benefits of its transformational investments, 2) the sale-leaseback of BER’s real estate, which would cause the Company to forfeit strategic control of valuable assets while burdening Bob Evans with significant annual rising rents that ratings agencies treat as debt, and 3) a rapid and large leveraged share repurchase. The Board views the Sandell agenda as fundamentally irresponsible and is deeply concerned that a Board dominated by a large bloc of Sandell nominees would be pressed to pursue such a course.”

Mr. Gasser noted that the Glass Lewis report expressly stated that “the [B]oard and management team are in the best position to decide whether these transactions are in the best interests of the Company and its shareholders.” Mr. Gasser continued, “We have repeatedly emphasized that, while we have subjected our financial and strategic plans to rigorous review on a regular basis, including in consultation with independent financial advisors, and are confident that we are on the right course, we are not so captivated by our own ideas that we do not welcome fresh thinking.

“The Board’s proposed slate is highly qualified and open-minded, and is committed to a strategy that is sustainable, disciplined and responsible. The Board will continue to: 1) drive the profitable growth of the existing businesses, 2) employ a balanced approach to investment and the return of meaningful capital to stockholders, and 3) regularly and proactively review strategy, while continually engaging with stockholders.

“The Board’s nominees have valuable skills and extensive experience in key areas we believe are necessary to continue to drive stockholder value, including in restaurant, packaged foods, hospitality and entertainment and digital marketing sectors. In addition to our Chairman’s more than two decades of experience in the restaurant industry, Bill Ingram also brings several decades of restaurant experience as CEO of a national restaurant chain, and Kevin Sheehan has extensive experience in the hospitality industry, serving as CEO at Norwegian Cruise Line. The Board remains open to expanded restaurant industry expertise at the Board. Under the Board’s proposed slate, at least six directors would be current or former CEOs, at least eight would bring other public company board experience, and six would be new to the Board within the past two years.

“To ensure that Bob Evans continues on a course that is sustainable, disciplined and responsible, we urge shareholders to submit voting instructions on the WHITE proxy card to vote “FOR ALL” of the Company’s nominees to the Board,” Mr. Gasser said.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the fourth fiscal quarter (April 25, 2014), Bob Evans Restaurants owned and operated 561 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission

(the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

CONTACT:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954